Filed Pursuant to Rule 424(b)(3)

Registration No. 333-111650

PRO-PHARMACEUTICALS, INC.

9,639,742 Shares of Common Stock

(inclusive of 2,329,169 previously registered shares)

$.001 par value

This prospectus relates to the offer and sale from time to time of up to 9,639,742 shares of our outstanding common stock that are held by certain selling stockholders named in this prospectus. Of such shares, 2,329,169 were previously registered in July 2003 on Form SB-2 and are included in this prospectus pursuant to Rule 429 under the Securities Act.

The prices at which such stockholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

Our common stock is listed on the American Stock Exchange under the symbol “PRW.” On January 22, 2004, the last reported sale price of our common stock was $4.25 per share.

See “ Risk Factors” beginning on page 3 to read about the risks you should consider carefully before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 26, 2004.

ABOUT THIS PROSPECTUS

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Documents by Reference” on page 19. You should rely only on the information contained in this prospectus, including information incorporated by reference in this prospectus, or any supplement that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT PRO-PHARMACEUTICALS, INC.

We are engaged in research and development of drug technologies to enable targeted delivery of widely used chemotherapy drugs. We intend initially to combine our proprietary carbohydrate compounds with existing generic chemotherapy drugs used to treat cancer. We believe our technology will increase the body’s tolerance to these toxic drugs by targeting the delivery directly to cancerous cells. Our company’s approach of improving existing chemotherapy drugs by adding a targeting mechanism should reduce the toxicity and increase the efficacy of these drugs thereby creating a preferable treatment to existing first line regimens. Additionally, we believe that this drug development strategy will enable our company to gain patent protection on drugs we reformulate with our carbohydrate compounds.

The U.S. Food and Drug Administration (the “FDA”) has approved our first Investigational New Drug Application (“IND”) for Phase I human clinical trials relating to colorectal cancer. Additionally, the FDA also approved our amendment to broaden the scope of our IND to include all solid tumors. We have begun clinical trials of our drug and are in the process of collecting results. Also, we are currently conducting preclinical animal experiments with additional IND candidates. We have not yet generated any operating revenues.

We were incorporated under Nevada law in January 2001. Our common stock trades on the American Stock Exchange under the symbol “PRW.”

Our address is 189 Wells Avenue, Newton, Massachusetts 02459. Our telephone number is (617) 559-0033, fax number is (617) 928-3450, e-mail address is squeglia@pro-pharmaceuticals.com, and our website address is www.pro-pharmaceuticals.com.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently consider immaterial may also adversely affect our business. We have attempted to identify below the major factors that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all of those factors.

If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected. In this case, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Pro-Pharmaceuticals

We Are At An Early Stage Of Development Without Operating History. We are a development-stage company with a limited operating history, and we have not generated any revenues to date. We have no therapeutic products available for sale, and none are expected to be commercially available for several years, if at all. We may never generate revenue or become profitable, even if we are able to commercialize any products.

We Have Incurred Net Losses To Date And Depend On Outside Capital. Our accumulated deficit as of September 30, 2003 was $11,135,161, which includes approximately $2,427,000 various non-cash charges related to certain equity transactions. We will need to continue to conduct significant research, development, testing and regulatory compliance activities that, together with projected general and administrative expenses, we expect will result in substantial operating losses for the next several years. Accordingly, we will not be generating our own capital and will remain dependent on outside sources of financing during that time. If we are unable to raise funds from outside sources for our continuing operations, we may be adversely affected.

We may raise such capital through public or private equity financings, partnerships, debt financings, bank borrowings, or other sources. Additional funding may not be available on favorable terms or at all. If adequate funds are not otherwise available, we may curtail operations significantly. To obtain additional funding, we may need to enter into arrangements that require us to relinquish rights to certain technologies, products and/or potential markets. To the extent that additional capital is raised through the sale of equity, or securities convertible into equity, our equity holders may experience dilution of their proportionate ownership of the company.

Based on $4,787,646 of available cash and cash equivalents as of September 30, 2003 and net proceeds of approximately $4,100,000 received in our private placement completed in October 2003, we believe that we have sufficient capital to fund our operations through at least the first quarter of 2005. If actual expenses exceed our budget, however, we will need to raise additional capital sooner in order to meet our cash needs.

Our Product Candidates Will Be Based On Novel Unproven Technologies. Our product candidates will be based upon novel unproven technologies using proprietary carbohydrate compounds that we plan to use to apply to drugs currently used in the treatment of cancer and other diseases. Carbohydrates are difficult to synthesize, and we may not be able to synthesize carbohydrates that would be usable as delivery vehicles for the anti-cancer drugs we plan to work with.

We Have Only Recently Begun Clinical Trials And Results Are Uncertain. We have one product candidate in human clinical trials. Preclinical results in animal studies are not necessarily predictive of outcomes in human clinical trials. Clinical trials are expensive, time-consuming and may not be successful. They involve the testing of potential therapeutic agents, or effective treatments, in humans, typically in three phases (phases I, II, and III), to determine the safety and efficacy of the product candidates necessary for an approved drug. Many products in human clinical trials fail to demonstrate the desired safety and efficacy characteristics. Even if our products progress successfully through initial human testing, they may fail in later stages of development. We will be dependent on others to conduct our clinical trials, including clinical research organizations and, possibly, government-sponsored agencies. These trials may not start or be completed as we forecast, or may be unsuccessful.

Our Product Candidates May Not Be Successfully Commercialized. Even if our product candidates are successful in clinical trials, they may not be successfully commercialized. Potential products may fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale, be uneconomical to produce, fail to achieve market acceptance, or be precluded from commercialization by proprietary rights of third parties.

Our Lack Of Operating Experience May Cause Us Difficulty In Managing Our Growth. We have no direct experience in manufacturing or procuring products in commercial quantities, conducting other later-stage phases of the regulatory approval process, selling pharmaceutical products, or negotiating, establishing and maintaining strategic relationships. Any growth of our company will require us to expand our management and our operational and financial systems and controls. If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain our operational, managerial and financial resources.

We Will Depend On Third Parties To Manufacture And Market Our Products. We do not have, and do not now intend to develop, facilities for the manufacture of any of our products for clinical or commercial production. Accordingly, we will need to develop relationships with manufacturers and enter into collaborative arrangements with licensees or have others manufacture our products on a contract basis. We expect to depend on such collaborators to supply us with products manufactured in compliance with standards imposed by the FDA and foreign regulators. In addition, we have no direct experience in marketing, sales or distribution, and we do not intend to develop a sales and marketing infrastructure to commercialize our pharmaceutical products. If we develop commercial products, we will need to rely on licensees, collaborators, joint venture partners or independent distributors to market and sell those products.

We Depend On Key Individuals To Develop Our Products And Pursue Collaborations. We are highly dependent on Dr. David Platt, President and Chief Executive Officer; Dr. Anatole Klyosov, a member of our Scientific Advisory Board and a consultant; and Dr. Eliezer Zomer, Vice President of Manufacturing and Product Development. The loss of any of these persons, or failure to attract or retain other key personnel, could prevent us from pursuing collaborations or developing our products and core technologies.

Risks Related to the Drug Development Industry

We Will Need Regulatory Approvals To Commercialize Our Products. We currently do not have products approved for sale in the U.S. or any foreign market. We are required to obtain approval from the FDA in order to sell our products in the U.S. and from foreign regulatory authorities in order to sell our products in other countries. The FDA’s review and approval process is lengthy, expensive and uncertain. Extensive preclinical and clinical data and supporting information must be submitted to the FDA for each indication for each product candidate in order to secure FDA approval. The FDA could reject an application or require us to conduct additional clinical or other studies as part of the regulatory review process. Delays in obtaining or failure to obtain FDA approvals would prevent or delay the commercialization of our products, which would prevent, defer or decrease our receipt of revenues. If we receive initial regulatory approval, our product candidates will be subject to extensive and rigorous ongoing domestic and foreign government regulation.

Our Competitive Position Depends On Protection Of Our Intellectual Property. Development and protection of our intellectual property are critical to our business. If we do not adequately protect our intellectual property, competitors may be able to practice our technologies. Our success depends in part on our ability to obtain patent protection for our products or processes in the United States and other countries, protect trade secrets, and prevent others from infringing on our proprietary rights.

Since patent applications in the United States are maintained in secrecy for at least portions of their pendency periods (published on U.S. patent issuance or, if earlier, 18 months from earliest filing date for most applications) and since other publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we are the first to make the inventions to be covered by our patent applications. The patent position of biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions. The U.S. Patent and Trademark Office has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents.

We cannot assure you that all of our patent applications will issue as patents or that the claims of any issued patents will afford meaningful protection for our technologies or products. In addition, patents issued to us or our licensors may be challenged and subsequently narrowed, invalidated or circumvented. Patent litigation is widespread in the biotechnology industry and could harm our business. Litigation might be necessary to protect our patent position or to determine the scope and validity of third-party proprietary rights, and we may not have the required resources to pursue such litigation or to protect our patent rights.

Although we require our scientific and technical employees and consultants to enter into broad assignment of inventions agreements, and all of our employees, consultants and corporate partners with access to proprietary information to enter into confidentiality agreements, these agreements may not be honored.

Our Products Could Infringe The Intellectual Property Rights Of Others. We cannot assure that products based on our patents or intellectual property that we license from others will not be challenged by a third party claiming infringement of its proprietary rights. If we were not able to successfully defend our patents or licensed rights, we may have to pay substantial damages, possibly including treble damages, for past infringement.

We Face Intense Competition In The Biotechnology And Pharmaceutical Industries. The biotechnology and pharmaceutical industries are intensely competitive. We face direct competition from U.S. and foreign companies focusing on drug delivery technologies which are rapidly evolving. Our competitors include major, multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations, than we do. In addition, academic and government institutions are increasingly likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to market commercial products based on technology developed at such institutions. Our competitors may succeed in developing or licensing technologies and products that are more effective or less costly than ours, or succeed in obtaining FDA or other regulatory approvals for product candidates before we do.

Health Care Cost Containment Initiatives And The Growth Of Managed Care May Limit Our Returns. Our ability to commercialize our products successfully will be affected by the ongoing efforts of governmental and third-party payors to contain the cost of health care. These entities are challenging prices of health care products and services, denying or limiting coverage and reimbursement amounts for new therapeutic products, and for FDA-approved products considered experimental or investigational, or which are used for disease indications without FDA marketing approval.

Even if we succeed in bringing any products to the market, they may not be considered cost-effective and third-party reimbursement might not be available or sufficient. If adequate third-party coverage is not available, we may not be able to maintain price levels sufficient to realize an appropriate return on our investment in research and product development. In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after any of our proposed products are approved for marketing.

Our Insurance Coverage May Not Be Adequate In All Circumstances. In the future, we may, in the ordinary course of business, be subject to claims by, and liability to, persons alleging injury as a result of taking products we have under development. If we are successful in having products approved by the FDA, the sale of such products would expose us to additional potential product liability and other claims resulting from their use. This liability may result from claims made directly by consumers or by pharmaceutical companies or others selling such products. Although we currently have insurance coverage for both product liability and professional liability, it is possible that we will not be able to maintain such insurance on acceptable terms. Any inability to maintain insurance coverage on acceptable terms could prevent or limit the commercialization of any products we develop.

Risks Related to Our Stock

Stock Prices For Biopharmaceutical And Biotechnology Companies Are Volatile. The market price for securities of biopharmaceutical and biotechnology companies historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. Fluctuations in the trading price or liquidity of our common stock may adversely affect our ability to raise capital through future equity financings.

Large Sales Could Reduce The Trading Price Of Our Common Stock. We listed our common stock on the American Stock Exchange in September 2003, prior to which our stock traded on the OTC Bulletin Board. Accordingly, there is a limited history of trading of our stock on a national exchange and, based on trading volume to date, our stock could be considered “thinly traded.” In the registration statement of which this prospectus is a part, we are registering on behalf of certain of the “Selling Stockholders” identified below 7,200,960 shares of our common stock and 109,613 shares of stock issuable upon exercise of warrants, which warrants are immediately exercisable. In October 2003, we registered 1,315,000 shares of our common stock on behalf of certain of our stockholders and approximately 723,000 shares of stock issuable upon exercise of warrants, which warrants are immediately exercisable. Previously in July 2003, we registered on behalf of certain of our stockholders 2,843,304 shares of our common stock sold to them in private placements we commenced before 2002, which shares are included in this prospectus. In general, shares of registered common stock may be re-sold into the public markets without volume or other restrictions. Large sales of our registered shares could place substantial downward pressure on the trading price of our common stock, particularly if the amount sold significantly exceeds the then-current trading volume of our stock.

Four Principal Stockholders Own Enough Shares To Control The Company. Four of our principal stockholders, David Platt, James Czirr, Offer Binder and Anatole Klyosov own or control approximately 47% of our outstanding shares of our common stock, and Dr. Platt and Mr. Czirr together own approximately 37%. Some or all of these stockholders, acting in concert, may be able to substantially influence the election of the Board of Directors and other corporate actions requiring stockholder approval, such as recapitalization or other fundamental corporate action, as well as the direction and policies of our company. Such concentration of ownership also could have the effect of delaying, deterring or preventing a change in control of the company that might otherwise be beneficial to stockholders.

Changes In Laws, Regulations And Financial Accounting Standards May Affect Our Reported Results Of Operations. The recently enacted Sarbanes-Oxley Act of 2002 and related regulations may result in changes in accounting standards or accepted practices within our industry and could add significant new costs to being a public company. New pronouncements and varying interpretations of pronouncements have occurred in the past and are likely to occur in the future as a result of recent Congressional and regulatory actions. New laws, regulations and accounting standards, as well as potential changes to currently accepted accounting practices, including the expensing of stock options, could adversely affect our reported financial results and negatively affect our stock price. Additional unanticipated expenses incurred to comply with new requirements could also negatively impact our results of operations.

RECENT EVENTS

In connection with the SEC’s informal inquiry that we previously disclosed in note 5 to the unaudited condensed financial statements included in our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, filed with the SEC on November 14, 2003, we have timely furnished the requested information.

In December 2003, we retained Mr. Charles F. Harney, an experienced financial professional, to assume the position of Chief Financial Officer.

On January 8, 2004, we issued a press release announcing our initiation of a Phase II clinical study of our lead carbohydrate compound DAVANAT with 5-FU in refractory colorectal cancer patients. Concurrent with the Phase II clinical study, we continue to enroll patients in our Phase I trial.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described in the Risk Factors section of this prospectus. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The proceeds from the sale of each selling stockholder’s common stock will belong to that selling stockholder. We will not receive any proceeds from those sales.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to a total of 9,639,742 shares of our common stock by the selling stockholders, comprising:

•	4,501,460 shares of common stock issued in a private placement that concluded in January 2003;

•	2,399,500 shares of common stock issued in a private placement that concluded in July 2003;

•	300,000 shares of common stock held by certain founders of the Company;

•	109,613 shares of common stock underlying currently exercisable common stock purchase warrants; and

•	2,329,169 shares of common stock previously registered on Form SB-2 (file no. 333-107112) and included in this prospectus pursuant to Rule 429 under the Securities Act.

The shares issued in connection with the offerings that concluded in January 2003 and July 2003 were sold to investors in private placements exempt from the registration requirements of the Securities Act. The common stock purchase warrants were issued to four placement agents as part of their compensation for services rendered in the private placement that concluded in July 2003. We are registering the common stock issuable upon exercise of the warrants pursuant to registration rights held by the placement agents. Pursuant to Rule 429 under the Securities Act, the shares previously registered in July 2003 on Form SB-2 are set forth in a separate table below and are included in the combined prospectus that forms a part of this registration statement. The prospectus included herein, upon effectiveness, shall constitute a post-effective amendment to the Form SB-2 (file no. 333-107112).

The following two tables, based upon information currently known by us, set forth, as of December 22, 2003, the number of shares held of record or beneficially by the selling stockholders that may be offered under this prospectus. The footnote references provided in each table refer to the notes that follow the second table. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

Table of Selling Stockholders Offering Shares Registered Under this Registration Statement:

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
22 Willow Limited Partnership	12,500	12,500	—		*
Robert J. Alldredge	62,500	62,500	—		*
Avrit Family Trust dtd 9/29/92	15,000	15,000	—		*
Bear Stearns Securities Corp. as Custodian for William C. Mattison, Jr. IRA/Rollover	75,000	75,000	—		*
David A. Beckerman	50,000	50,000	—		*
Pershing, LLC FBO, IRA Harvey Berkman	10,000	10,000	—		*
Ronald Berkowitz	25,000	25,000	—		*
Milton Berlinski	25,000	25,000	—		*
Mary Jo Bianchini Revocable Living Trust	12,500	12,500	—		*
Offer Binder (3)	50,000	50,000	—		*
Laurence W. Bunde	92,000	92,000	—		*
Charles S. III & Donna Burge	12,500	12,500	—		*
Michael Chasan	12,500	12,500	—		*
Mildred S. Christian (4)	78,854	17,500	61,354		*
Dale A. Christie	7,500	7,500	—		*

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
Thelma K. & Allan C. Christopher	12,500	12,500	—		*
Donald Collins	25,000	25,000	—		*
Components Plus, Inc.	12,500	12,500	—		*
Peter Cook Mortgage	12,500	12,500	—		*
Judson Crane	25,000	25,000	—		*
Sarah Crane	25,000	25,000	—		*
Teresa Crane	25,000	25,000	—		*
Howard Crosby	6,000	6,000	—		*
Raymond & Donna I. Crots	12,500	12,500	—		*
Desert Horizon Profit Sharing Plan	25,000	25,000	—		*
James F. & Judith A. Dettinger	12,500	12,500	—		*
Jerry & Susan O. Dowdy	25,000	25,000	—		*
Vladimir Drits	17,500	17,500	—		*
Robin C. Dubuc	25,000	25,000	—		*
Robert J. Duffey II Trust	20,000	20,000	—		*
The William A. Dunn Trust	350,000	350,000	—		*
Joseph A. Dussich	100,000	100,000	—		*
John R. Edman Revocable Trust	12,500	12,500	—		*
Elkhorn Partners Limited Partnership	65,000	65,000	—		*
Michael D. Emerson Revocable Trust	7,500	7,500	—		*
Harold Faske	10,000	10,000	—		*
Joseph R. Favazza	5,000	5,000	—		*
Thomas J. Favazza	25,000	25,000	—		*
Burton C. Firtel	12,500	12,500	—		*
Richard Fitzpatrick	10,000	10,000	—		*
Bruce W. Franklin	10,000	10,000	—		*
Bruce W. Franklin CGM, IRA Account	10,000	10,000	—		*
Richard H. Garrison	6,000	6,000	—		*
Louis M. Gherlone, Jr.	5,000	5,000	—		*
Irwin J. Goldstein	5,000	5,000	—		*
Carrie A. Hawkins IRA	15,000	15,000	—		*
H. Preston Hawkins IRA	25,000	25,000	—		*
Harold Hoder	25,000	25,000	—		*
Gary L. & Denise G. Hodes	12,500	12,500	—		*
Michael R. Howell	100,000	100,000	—		*
Robert Jacobs	11,000	11,000	—		*
Jack Jacobson	12,500	12,500	—		*
Larry L. Johnson Pension Plan	20,000	20,000	—		*
Kendler Family Trust	20,000	20,000	—		*
Patrick E. & Tina M. Kensicki	8,500	8,500	—		*
Kinloch & Company LLC	125,000	125,000	—		*
Arnold J. & Jane F. Klugman	25,000	25,000	—		*
Anatole Klyosov (5)	50,000	50,000	—		*
Rex Knepper	12,500	12,500	—		*
Michael T. Kosek	23,000	23,000	—		*
Terry J. Kuras, MD	10,000	10,000	—		*
Samuel B. Lewis	12,500	12,500	—		*
Lightning Ridge Enterprises	30,000	30,000	—		*

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
David Lubin	25,000	25,000	—		*
Andrew J. Mandell	12,500	12,500	—		*
Jeffrey S. & Mary Ann Marko	20,000	20,000	—		*
William C. Mattison, Jr.	75,000	75,000	—		*
The Mattison Foundation	25,000	25,000	—		*
Mattison Family Trust	75,000	75,000	—		*
John & Cathy A. Messina	12,500	12,500	—		*
Carl R. Messing	5,000	5,000	—		*
Sebastian Minaudo	5,000	5,000	—		*
Myers Family Trust	75,000	75,000	—		*
NPV Family Limited Partnership	25,000	25,000	—		*
Nassau Time Inc. Profit Sharing Plan	5,000	5,000	—		*
Jimmie L. & Verna J. O’Connor	12,500	12,500	—		*
Gilbert S. Omenn	40,000	40,000	—		*
Ottawa Valley Properties LLC	13,000	13,000	—		*
Carol Ott	32,500	32,500	—		*
Frances A. Parody Family Trust dtd 9/11/91	12,500	12,500	—		*
Kirk F. Paul	12,500	12,500	—		*
Jerry & Rosann Pelosi	60,000	60,000	—		*
Richard J. Pieranunzi	10,000	10,000	—		*
Bertram Pitt	50,000	50,000	—		*
David Platt (6)	4,542,368	200,000	4,342,368	18.1%
Julian F. Prince	32,000	32,000	—		*
Dr. Thomas K. Pow	125,000	125,000	—		*
Yigal Ran	50,000	50,000	—		*
Kirkland B. & Paula J. Reuer	12,500	12,500	—		*
Carl V. Richard	15,500	15,500	—		*
John P. Richardville	12,500	12,500	—		*
Thomas V. Robertson	12,500	12,500	—		*
Jerald K. & Sandra S. Rome	15,000	15,000	—		*
Marvin S. Rosenshine	20,000	20,000	—		*
James S. & Adrienne Rudolph	12,500	12,500	—		*
Kermit C. Rudolph	12,500	12,500	—		*
Martin L. Schmidt Living Trust	7,500	7,500	—		*
Lewis P. Schneider, MD	25,000	25,000	—		*
Kraig Selleke	25,000	25,000	—		*
Theodore Shaine	45,000	45,000	—		*
George Sharninghouse	12,500	12,500	—		*
Michael Sheikh	15,000	15,000	—		*
Dickson R. Shipman	12,500	12,500	—		*
David H. Smith (7)	133,667	62,500	71,167		*
Irving Sparage TTEE u/a dtd 1/30/92	12,500	12,500	—		*
Brian Swank	10,000	10,000	—		*
Brooks & Amy Tessier	12,500	12,500	—		*
Leland L. & Cessily J. Thalacker	25,000	25,000	—		*
Ronda Bradetich-Tifft & Jerry A. Tifft	12,500	12,500	—		*
David F. Upton Living Trust dtd 7/19/97	75,000	75,000	—		*
Linda L. Upton Living Trust dtd 7/19/97	95,680	95,680	—		*

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
Stephen E. Upton	12,500	12,500	—		*
Dick Martijn Van Leijenhorst	15,000	15,000	—		*
Peter J. Werth, Jr.	32,500	32,500	—		*
Antoinette M. & Norman Wisbaum	37,500	37,500	—		*
Theodore D. Zucconi	15,000	15,000	—		*
Melvin Morse	21,000	21,000	—		*
Bill Jones Distributors, Inc.	25,000	25,000	—		*
Martin D. Braver	25,000	25,000	—		*
Cactus Partners	150,000	150,000	—		*
Douglas K. & Lauren Chaiet	50,000	50,000	—		*
Robert C. & Christina S. Cooper	50,000	50,000	—		*
Michael R. Crane	50,000	50,000	—		*
Cheryl Crane	50,000	50,000	—		*
W. Carey Crane	200,000	200,000	—		*
Andrew Fenton	10,000	10,000	—		*
David F. Deleeuw	50,000	50,000	—		*
Marc R. & AnnMarie L. Doran	25,000	25,000	—		*
Paul B. & Patricia J. Doran	50,000	50,000	—		*
Shawn P. & Christine Doran	25,000	25,000	—		*
Doran Tatrow Associates	50,000	50,000	—		*
Douglasco Corp. Ltd.	25,000	25,000	—		*
Joseph A. Dussich, Jr.	50,000	50,000	—		*
Dwyer Investments LP Trust	25,000	25,000	—		*
John R. Edman TTEE u/a dtd 2/20/75	25,000	25,000	—		*
Peter S. Featherston	25,000	25,000	—		*
John V. Fernandez	25,000	25,000	—		*
Mark & Karen Francis	29,000	29,000	—		*
Paul R. & Garnet S. Francis	25,000	25,000	—		*
Neil R. & Susan H. Friedman	10,000	10,000	—		*
Anthony Giovati	50,000	50,000	—		*
Richard Giovati	50,000	50,000	—		*
Patrick C. & Linda C. Gorman	25,000	25,000	—		*
Robert Goldberg	25,000	25,000	—		*
Irwin J. Goldstein	3,500	3,500	—		*
Patricia L. Grossman	12,500	12,500	—		*
F.E. Hambleton	25,000	25,000	—		*
Raymond A. Hanson	65,000	65,000	—		*
Preston & Carrie Hawkins	100,000	100,000	—		*
Steven L. Howell	50,000	50,000	—		*
Joseph E. Indrieri & Lisa McCall	100,000	100,000	—		*
JAM Capital Associates	20,000	20,000	—		*
Robert Jacobs Trust u/a dtd 9/28/88	84,000	84,000	—		*
Andrew Jayaraj	20,000	20,000	—		*
Sheila Jayaraj (8)	9,100	9,100	—		*
Rickey D. Kelman & Wendy L. Kelman Family Trust	25,000	25,000	—		*
Kendler Family Trust (Edward Kendler)	50,000	50,000	—		*

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
L.A. Bexten Inc.	25,000	25,000	—		*
Herbert Lazar Revocable Trust	20,000	20,000	—		*
Steven G. Lazar	15,000	15,000	—		*
James Paulsen	10,000	10,000	—		*
Lochnau, Inc.	50,000	50,000	—		*
James K. McPhelan	25,000	25,000	—		*
Joseph A. Melillo, Sr.	50,000	50,000	—		*
Mercer Management, Inc.	50,680	50,680	—		*
Gali Nuriel	125,000	125,000	—		*
James M. Patano	110,000	110,000	—		*
Gilbert S. Omenn	75,000	75,000	—		*
Richard J. & Ornella Pieranunzi	50,000	50,000	—		*
Kenneth Polivy	25,000	25,000	—		*
Carl V. & Cathleen Richard	10,000	10,000	—		*
Terry G. Rudd	25,000	25,000	—		*
Russo Family Revocable Trust dtd 7/97	100,000	100,000	—		*
Russo Family Revocable Trust dtd 1996	176,000	176,000	—		*
S&M Grandchildren’s Annual Exclusion, LLC	25,000	25,000	—		*
Russell J. Sabella	25,000	25,000	—		*
Charles & Janet Shafer	25,000	25,000	—		*
John Snedden	10,000	10,000	—		*
Thomas W. Storm	20,000	20,000	—		*
Harriet K. Swartz Family Trust	12,500	12,500	—		*
Pankaj Tandon	250,000	250,000	—		*
Aaron Richard Tate	8,333	8,333	—		*
Benjamin E. & Rhonda K. Tate	50,000	50,000	—		*
Dustin Craig Tate	8,334	8,334	—		*
Joseph Allen Tate	8,333	8,333	—		*
Lawson Sterling Tate	8,334	8,334	—		*
Sarah Burkhardt Tate	8,333	8,333	—		*
Scott Vernon Tate	8,333	8,333	—		*
Douglas A. & Joan Terrell	25,000	25,000	—		*
Stephen E. Upton Living Trust dtd 7/8/71	25,000	25,000	—		*
Anthony T. Villelli, Trustee Under that Certain Declaration of Trust dtd 8/25/66	25,000	25,000	—		*
Washington Capital Partnership, LLC	25,000	25,000	—		*
Glenn E. White Trust u/a dtd 6/8/95	35,000	35,000	—		*
William J., Jr. & Marie T. Ziese	10,000	10,000	—		*
Gary & Carole Zoellner	190,000	190,000	—		*
Tara B. Zoellner	2,500	2,500	—		*
Britney A. Zoellner	2,500	2,500	—		*
Courtney L. Zoellner	2,500	2,500	—		*
Amber M. Zoellner	2,500	2,500	—		*
George L. Zoellner	20,000	20,000	—		*
Theodore D. Zucconi	50,000	50,000	—		*

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
Newbury Piret Companies, Inc.	5,000	5,000	—		*
Financial World Corp.	2,750	2,750	—		*
Russ Trading Inc.	72,463	72,463	—		*
Tomlinson Programs, Inc.	30,400	30,400	—		*
Subtotal of Shares being Registered	11,785,462	7,310,573	4,474,889

Table of Selling Stockholders Offering Shares Previously Registered on Form SB-2 and Included in this Prospectus Pursuant to Rule 429

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
Kathleen C. Anderson	183	183	—	*
Avrit Family Trust dtd 9/29/92 Robert R. Avrit & Marilyn W. Avrit TTE	7,000	7,000	—	*
Gertrude Barbush	334	334	—	*
C. Eileen Bastian	7,000	7,000	—	*
James J. & Loretta Beakey	10,275	10,275	—	*
David A. Beckerman	14,000	14,000	—	*
Adrienne Berkman	7,000	7,000	—	*
Milton Berlinski	50,795	50,795	—	*
James F. & Donna F. Biehl	10,318	10,318	—	*
Offer Binder (3)	1,185,467	50,000	1,135,467	4.7%
Merlin Bingham	10,167	10,167	—	*
Theresa S. Block	2,167	2,167	—	*
Kent Bond	34	34	—	*
Brad M. Bristol	333	333	—	*
Laurence W. Bunde	47,000	47,000	—	*
Michael D. Callister	67	67	—	*
Lesley R. Carlson	25,849	25,849	—	*
Jason A. Chess	10,360	10,360	—	*
George J. Chlebecek	100	100	—	*
Dale A. Christie	7,000	7,000	—	*
Dale Conaway (9)	16,966	6,216	10,750	*
Dale & Carla J. Conaway (9)	6,630	6,630	—	*
Michael R. & Cheryl L. Crane	51,445	51,445	—	*
James Czirr (10)	4,779,768	125,000	4,654,768	19.4%
Jerry & Susan O. Dowdy	14,000	14,000	—	*
Vladimir Drits	10,000	10,000	—	*
William A. Dunn Trust	66,700	66,700	—	*
Betty B. Edman, Trustee Betty B. Edman Trust u/t/a dtd 12/11/82	7,000	7,000	—	*
Russ Erkkila	167	167	—	*
Harold Faske	10,301	10,301	—	*
Dawn M. Favazza	10,260	10,260	—	*
James D. Favazza	10,348	10,348	—	*
Joseph R. Favazza	48,618	48,618	—	*
Joseph Favazza	10,260	10,260	—	*

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
Burton Firtel (11)	344,000	92,000	252,000	1.0%
Mark W. & Karen L. Francis JTWROS	36,000	36,000	—	*
Paul R. & Garnet S. Francis	25,000	25,000	—	*
Bruce W. Franklin	12,897	12,897	—	*
Scott O. Fuller	167	167	—	*
Richard H. Garrison	10,345	10,345	—	*
Kathleen A. Gasior	10,260	10,260	—	*
Norman Genzer	10,321	10,321	—	*
Reuven Golan	10,337	10,337	—	*
Alvin Goldstein	27,271	25,771	1,500	*
George Chappell Jr. & Gari-Sue Green	12,955	12,955	—	*
Wayne P. & Sandra Lee Gresh	10,338	10,338	—	*
Morton S. Grossman	20,537	20,537	—	*
The Gustafson Family Trust	3,500	3,500	—	*
Raymond A. Hanson	51,452	51,452	—	*
Harold E. Hoder	50,795	50,795	—	*
Karen Holitz	1,167	1,167	—	*
Norman D. Holm	3,000	3,000	—	*
Jennifer L. Holmers	1,167	1,167	—	*
Richard M. Horwood (Russell Trust)	5,667	5,667	—	*
William J. Howard	134	134	—	*
Boris Iliarski	334	334	—	*
Steven C. Isakson as Custodian for Evan Alden Isakson	67	67	—	*
Robert Jacobs	20,000	20,000	—	*
Thomas E. Jenkins	10,260	10,260	—	*
Julie A. Johnson	1,167	1,167	—	*
Thomas Denver Kaufman	334	334	—	*
Patrick E. & Tina Kensicki, JTWROS	3,500	3,500	—	*
Anatole Klyosov (5)	1,185,467	50,000	1,135,467	4.7%
Michael T. Kosek	15,158	15,158	—	*
George Krall	14,000	14,000	—	*
M Club, LLC	7,000	7,000	—	*
Jeffrey Marko	10,321	10,321	—	*
George R. Marks	10,252	10,252	—	*
Katharine W. & Walter R. Martin	12,955	12,955	—	*
William C. Marx and Roger W. Marx	1,334	1,334	—	*
Kevin P. Mc Quillan	67	67	—	*
George R. Melillo	14,000	14,000	—	*
Diane Meyer	833	833	—	*
Greg Meyer	833	833	—	*
Michael D. Emerson Revocable Trust dtd 4/11/97	15,495	15,495	—	*
Sebastian Minaudo	10,329	10,329	—	*
Charles Moore	10,329	10,329	—	*
Doug Morgan	34	34	—	*
Philip Newcomb	5,112	5,112	—	*

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
Gali Nuriel	247,278	247,278	—		*
Michael J. Ochstein	3,500	3,500	—		*
John P. Oroark	34	34	—		*
Carol L. Ott	16,071	16,071	—		*
Mark F. Palma and Shannon L. Palma	1,334	1,334	—		*
Anna Pasquale	10,411	10,411	—		*
Mark Peterson	167	167	—		*
Loren A. Pfau and Florence A. Pfau	17	17	—		*
Naomi Platt	7,379	7,379	—		*
Joseph Louis, Sr. & Sallyann Prato, JTWROS	7,000	7,000	—		*
Yigal Ran	5,186	5,186	—		*
Suzanna F. Ran	51,589	51,589	—		*
Dain Rauscher as Custodian for John P Smith (IRA)	166	166	—		*
Carl Richard	8,000	8,000	—		*
Gary H. Riemer	10,363	10,363	—		*
Steven D. Roberts as Trustee for Steven D. Roberts Trust	5,500	5,500	—		*
Robin C. Dubuc Living Trust dtd 1/21/87	25,000	25,000	—		*
Jerald K. Rome	82,344	82,344	—		*
Jerald K. Rome as Custodian	42,000	42,000	—		*
Daniel Sagert	3,000	3,000	—		*
Michael J. Sare	10,248	10,248	—		*
Dennis & Nancy Schmahl	10,360	10,360	—		*
Martin L. Schmidt	10,359	10,359	—		*
Christopher K. Schneenman	21	21	—		*
Aaron J. Scholl as Custodian for Gordon J. Scholl	34	34	—		*
Aaron J. Scholl as Custodian for Nora M. Scholl	34	34	—		*
Kraig L. Selleke	3,500	3,500	—		*
Joan V. Smith	134	134	—		*
Theresa J. Smith	334	334	—		*
John Snedden	17,000	17,000	—		*
Scott L. Solberg and Barb M. Solberg	100	100	—		*
John Steinbergs	7,500	7,500	—		*
Louis Stone	7,000	7,000	—		*
Brian Swank	3,500	3,500	—		*
Paul H. Swy	16,000	16,000	—		*
Tailwind V.C., LLC	100,000	100,000	—		*
Elissa Traher	3,000	3,000	—		*
Leo Tutewohl (Trustee)	166	166	—		*
Talia Ran Irrevocable Trust	3,440	3,440	—		*
Tamar R. Ran Irrevocable Trust UAD	3,440	3,440	—		*
Leland & Cessily J. Thalacker	29,572	29,572	—		*
Trustee for the Glenn E. White Trust dtd 6/8/95	20,658	20,658	—		*
Stephen E. Upton Trustee U/A dtd 7/8/71	7,000	7,000	—		*
Debra Van Der Vieren	835	835	—		*

Name of Selling Stockholder	Common Stock Owned Prior to the Offering	Common Stock Being Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage (2) of Common Stock Owned Upon Completion of this Offering
Vanguard Tax Id #23-2869268 custodian F/B/O Thomas J. Favazza, IRA	39,453	39,453	—		*
D.M. Van Leijenhorst	20,715	20,715	—		*
Dick Martijn Van Leijenhorst	22,500	22,500	—		*
Kimberly S. Vatter	134	134	—		*
Avie Wasser as Custodian for David M. Wasser	7	7	—		*
Leon Weinberg	20,537	20,537	—		*
White Family Living Trust	11,250	11,250	—		*
Yonatan Y. Ran Irrevocable Trust UAD	3,440	3,440	—		*
Robert W. Baird & Co., Incorporated (12)	202	202	—		*
Brown & Company Securities Corporation (12)	31,868	31,868	—		*
Charles Schwab & Co., Inc. (12)	7,000	7,000	—		*
Dain Rauscher Incorporated (12)	3	3	—		*
Dobbin & Co. (12)	2,000	2,000	—		*
First Clearing Corporation (12)	4,000	4,000	—		*
Fiserv Securities, Inc. (12)	2	2	—		*
Fleet Securities, Inc. (12)	986	986	—		*
GVR Co. (12)	1	1	—		*
Janney Montgomery Scott Inc. (12)	350	350	—		*
Lehman Brothers, Inc. (12)	1,000	1,000	—		*
Morgan Stanley Dean Witter Inc (12)	334	334	—		*
PREFERREDTRADE, INC. (12)	333	333	—		*
Stifel, Nicolaus & Co Inc. (12)	333	333	—		*
UBS Painewebber Inc. (12)	2,583	2,583	—		*
US Bancorp Piper Jaffray Inc. (12)	34	34	—		*
USAA Investment Management Company (12)	750	750	—		*
Wells Fargo Bank Minnesota, N.A. (12)	334	334	—		*
Fred Mancheski	8,333	8,333	—		*
Hassan Nemazee	16,667	16,667	—		*
Dean Phypers	25,000	25,000	—		*
L.A. Bexten Inc.	14,000	14,000	—		*
Ruth Favazza	41,458	41,458	—		*
Louis Gherlone Jr.	7,000	7,000	—		*
Alvin Goldstein & Lisa Polyacheek JTTEN	1,500	1,500	—		*
Alvin Goldstein & Lisa Saladini JTTEN	2,500	2,500	—		*
Alvin Goldstein & Cheryl S. Young JTTEN	1,500	1,500	—		*
Carl R. Messing	10,337	10,337	—		*
Leonard D. Pearlman	4,200	4,200	—		*
Martha Skelton & Kenneth Skelton JTTEN	1,500	1,500	—		*

Subtotal of Shares Included in this Prospectus Pursuant to Rule 429	9,519,121	2,329,169	7,189,952

Totals	21,304,583	9,639,742	11,664,841

Percentage calculations are based on 24,054,300 shares of our common stock issued and outstanding as of December 22, 2003.

*	Represents less than 1% of the outstanding shares of common stock.
(1)	Except where otherwise noted, assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling security holders prior to the termination of this offering. Because the selling security holders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, we cannot estimate the aggregate number of shares which will be sold in this offering or the number or percentage of shares of common stock that each selling security holder will own upon completion of this offering.
(2)	Applicable percentage of ownership is based on 24,054,300 shares of common stock outstanding as of December 22, 2003, plus any securities held by such holder exercisable for or convertible into common stock within sixty (60) days of December 22, 2003.
(3)	Mr. Binder beneficially owns an aggregate of 1,235,467 shares of common stock prior to the offering contemplated hereby, which are distributed between the two tables.
(4)	Ms. Christian is a director. Includes 51,354 shares issuable upon the exercise of stock options.
(5)	Mr. Klyosov beneficially owns an aggregate of 1,235,467 shares of common stock prior to the offering contemplated hereby, which are distributed between the two tables.
(6)	Dr. Platt is a director and our President and Chief Executive Officer.
(7)	Mr. Smith is a director. Includes 71,167 shares issuable upon the exercise of stock options.
(8)	Ms. Jayaraj served as Vice President, Investor Relations and Corporate Strategy from October 2002 to March 2003.
(9)	Mr. Conaway is a director. Includes 4,500 shares issuable upon the exercise of stock options. Also includes 6,250 shares issuable upon the exercise of an immediately exercisable common stock purchase warrant.
(10)	Mr. Firtel is a director. Includes 252,000 shares issuable upon the exercise of stock options.
(11)	Mr. Czirr served as a Vice President and a director through October 2003.
(12)	We believe this record holder received these shares, and is holding them in “street name” for one or more beneficial owner(s) and may be a broker-dealer. As such shares do not represent underwriting compensation, such record holder, if a broker-dealer, may be deemed an underwriter within the meaning of the federal securities law.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the selling stockholders at the original time of purchase represented and warranted to us that such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby has been passed upon for Pro-Pharmaceuticals, Inc. by Perkins Smith & Cohen LLP of Boston, Massachusetts.

EXPERTS

The financial statements for our Massachusetts predecessor corporation for the period from inception (July 10, 2000) through December 31, 2000, incorporated into this document by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2002, have been audited by Scillia Dowling & Natarelli LLC, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The financial statements as of December 31, 2002 and 2001 and for the years then ended, and for the period from inception (July 10, 2000) to December 31, 2002, incorporated into this document by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the ability of Pro-Pharmaceuticals to continue as a going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such material by mail from the Public Reference Section of the SEC (450 Fifth Street, N.W., Washington, D.C. 20549) at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the above address or from the SEC’s Internet site.

Our world wide web address is www.pro-pharmaceuticals.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

(1)	Our Annual Report on Form 10-KSB filed with the SEC on March 31, 2003 for the year ended December 31, 2002;

(2)	Our Quarterly Report on Form 10-QSB filed with the SEC on May 14, 2003 for the quarter ended March 31, 2003;

(3)	Our Quarterly Report on Form 10-QSB filed with the SEC on August 14, 2003 for the quarter ended June 30, 2003;

(4)	Our Quarterly Report on Form 10-QSB filed with the SEC on November 14, 2003 for the quarter ended September 30, 2003;

(5)	Our Current Report on Form 8-K filed with the SEC on September 9, 2003;

(6)	Our Current Report on Form 8-K filed with the SEC on September 26, 2003;

(7)	Our Current Report on Form 8-K filed with the SEC on October 10, 2003;

(8)	Our Current Report on Form 8-K filed with the SEC on November 14, 2003;

(9)	All our filings pursuant to the Securities Exchange Act of 1934 after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

(10)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 9, 2003, including any amendments or reports filed for the purpose of updating that description.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Pro-Pharmaceuticals, Inc.

189 Wells Avenue

Newton, Massachusetts 02459

Attention: Anthony D. Squeglia, Vice President, Investor Relations

(617) 559-0033